UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

Sensei Biotherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39980	83-1863385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Research Blvd, Suite 125 Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (240) 243-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	SNSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Jessie M. English, Ph.D. to Board of Directors

On April 1, 2021, the board of directors (the “Board”) of Sensei Biotherapeutics, Inc. (the “Company”) appointed Jessie M. English, Ph.D. to serve as a director of the Company. Dr. English will serve as a Class III director whose term will expire at the 2024 annual meeting of stockholders.

There is no arrangement or understanding between Dr. English and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Dr. English and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Dr. English requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Dr. English is set forth below:

Jessie M. English, Ph.D., age 57, has served as the Chief Scientific Officer of Bakx Therapeutics, Inc. since November 2020. Prior to Bakx, Dr. English was the Chief Scientific officer at Tilos Therapeutics, Inc. from June 2018 to November 2019. Prior to that, she was the Vice President and Head of Discovery TIP-IO at EMD Serono, Merck KGaA from February 2016 to May 2018. From 2012 to 2016, Dr. English served as the Head of Research at the Belfer Center Dana-Farber Cancer Institute, Harvard Medical School. Earlier in her career, she held various positions in the Department of Oncology Discovery at Schering-Plough Research Institute from 1998 to 2004, held various positions at Pfizer Research Technology Center from 2004 to 2008, was the Senior Director and External Discovery Oncology Lead at Merck Research Laboratories from 2008 to 2010 and was the Vice President, Kinase Biology at ArQule Inc. from 2010 to 2011. Dr. English received a B.S. in Biochemistry from Kansas State University, a Ph.D. in Neurobiology from the University of North Carolina at Chapel Hill and was a Postdoctoral Fellow at the University of Texas Southwestern Medical Center at Dallas.

In accordance with the Company’s non-employee director compensation policy, upon commencement of her service as a director, Dr. English was granted an initial option grant to purchase 16,667 shares of the Company’s common stock under its 2021 Equity Incentive Plan, with the shares vesting in 36 equal monthly installments, subject to her continued service as a director through the applicable vesting date. Additionally, Dr. English will be entitled to receive a $35,000 annual retainer for her service as director. At each annual stockholder meeting following which Dr. English’s term as a director continues (beginning with the 2021 annual meeting of stockholders), Dr. English will be entitled to receive an additional stock option to purchase 8,333 shares of the Company’s common stock, which option will vest and become exercisable in 12 equal monthly installments following the date of grant and in any event will be fully vested on the date of the next annual meeting of stockholders, subject to her continued service as a director though the applicable vesting date. Dr. English has also entered into the Company’s standard form of indemnification agreement.

Item 7.01 Regulation FD Disclosure.

On April 5, 2021, the Company issued a press release announcing the appointment of Dr. English. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release, dated April 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sensei Biotherapeutics, Inc.

Date: April 5, 2021	/s/ John Celebi
John Celebi
President and Chief Executive Officer